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                                  FORM 8-A


                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549



              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                        BIOMARIN PHARMACEUTICAL INC.
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           (Exact name of registrant as specified in its charter)

              DELAWARE                                          68-0397820
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(State of incorporation or organization)                     (I.R.S. Employer
                                                            Identification No.)

371 Bel Marin Keys Boulevard, Suite 210 Novato, CA                 94949
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     (Address of principal executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                  NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                  COMMON STOCK, par value $0.001 per share
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                              (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

     BioMarin Pharmaceutical Inc. incorporates by reference the description of its securities to be registered hereunder contained under the headings "Description of Capital Stock" and "Shares Eligible for Future Sale" contained in the Registrant's Registration Statement on Form S-1, including any amendments thereto (File Number 333-77701).

Item 2.   Exhibits
          --------

            The following exhibits are filed as a part of this registration statement:

     3.1A* Amended and Restated Certificate of Incorporation of the Registrant, as filed on March 22, 1999.

     3.1B Form of Amended and Restated Certificate of Incorporation of the Registrant (to be filed with the Secretary of State of the State of Delaware prior to the effectiveness of the offering).

     3.2*   Amended and Restated Bylaws of the Registrant.

     4.1* Form of Amended and Restated Registration Rights Agreement by and among the Registrant and the investors named therein.

     4.2    Specimen Stock Certificate of the Registrant.

     10.2* 1997 Stock Plan, as amended on December 22, 1998 and forms of agreements thereunder.

     10.3*  1998 Director Option Plan and forms of agreements thereunder.

     10.4*  1998 Employee Stock Purchase Plan and forms of agreements thereunder.
______________________
* Incorporated by reference to the Exhibits of the same number to the Registrant's S-1 Registration Statement, including any amendments thereto ( File Number 333-77701).
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                                  SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: July 15, 1999            BIOMARIN PHARMACEUTICAL INC.


                                  By:  /s/ Raymond W. Anderson
                                       -------------------------------------
                                       Raymond W. Anderson
                                       Chief Financial Officer and Vice
                                       President of Finance and
                                       Administration (Principal Financial and
                                       Accounting Officer)